Exhibit 99.1

FOR IMMEDIATE RELEASE

EDGEN CORPORATION ANNOUNCES

FIRST QUARTER 2006

FINANCIAL RESULTS

Baton Rouge, LA, May 17, 2006 (Business Wire) - Edgen Corporation, a leading global distributor of specialty steel pipe, pipe components and high grade structural steel sections, plates and tubulars for use in niche applications, primarily in the oil and gas, processing and power generation industries, announced today its First Quarter 2006 financial results.

First Quarter 2006 Results

For the three months ended March 31, 2006 (First Quarter 2006), sales were $89.7 million compared to sales for the three months ended December 31, 2005 (Fourth Quarter 2005) of $66.7 million, and sales of $64.8 million for the combined three months ended March 31, 2005 (First Quarter 2005). Sales order backlog slightly decreased from $88.6 million at December 31, 2005 to $86.9 million at March 31, 2006. Our backlog at March 31, 2006 continues to reflect steady activity in our maintenance and repair business and growth in our project sales activity.

“During the First Quarter 2006, we experienced record sales as a result of the acquisition of Murray International Metals, Inc. (“MIM US”), the U.S. subsidiary of Murray International Metals, Ltd., and from increased sales activity in our Canadian operations. Domestically, sales were steady as demand for oil, natural gas and refined products continued to drive capital expenditures and maintenance projects for the products we supply,” stated Chief Executive Officer and President, Dan J. O’Leary.

Gross profit for the First Quarter 2006 was $16.9 million compared to the Fourth Quarter 2005 of $12.4 million, and compared to $14.5 million gross profit in the First Quarter 2005. Gross profit margin (gross profit as a percentage of sales) for the First Quarter 2006 was 18.8% compared to 18.6% for the Fourth Quarter 2006, and compared to 22.4% in the First Quarter 2005. The overall decrease in gross profit margin for the First Quarter 2006 compared to the First Quarter 2005 reflects higher cost of sales as inventory was replaced throughout Fiscal Year 2005 at higher prices.

“Despite higher product costs in the First Quarter 2006, we were able to improve our gross profit margins for both our alloy and carbon segments over our Fourth Quarter 2005 gross profit margins. We achieved this increase through improved market demand for our specialty products that allowed modest sales price increases and a better sales mix within our operating segments,” said Mr. O’Leary.

The Company’s $7.3 million income from operations for the First Quarter 2006 increased from $1.2 million in the Fourth Quarter 2005. The increase was primarily the result of increased gross profit of $4.5 million from sales and from a decrease in depreciation and amortization expense of $2.3 million that was partially offset by a $0.7 million increase in selling, general and administrative expenses. The increase in selling, general and administrative expenses was primarily the result of the MIM US acquisition, while the decrease in depreciation and amortization expense was related to the Company’s recording one full year of amortization expense in the Fourth Quarter 2005 related to customer relationship intangibles in connection with finalizing our purchase price allocation as a result of the “Buy-out Transaction” (see “About Edgen Corporation” below). Income from operations was $1.2 million for the Fourth Quarter 2005 and a loss of $5.1 million for the First Quarter 2005.

Net income for the First Quarter 2006 was $2.3 million compared to a net loss of $1.5 million in the Fourth Quarter 2005. EBITDA, a non-GAAP financial measure (see “About Non-GAAP Financial Measures” below), was $9.2 million and $4.5 million for the First Quarter 2006 and the Fourth Quarter 2005,

respectively. This compares to a net loss of $6.5 million and negative EBITDA for the First Quarter 2005 of $4.5 million which was negatively impacted by $12.0 million in Buy-out Transaction-related fees (see “About Edgen Corporation” below).

For a breakdown of results for the First Quarter 2006, the Fourth Quarter 2005 and the First Quarter 2005 by segment, see the tables below.

About Non-GAAP Financial Measures

EBITDA and the presentation of our results on a combined basis are “non-GAAP (Generally Accepted Accounting Principles) financial measures.” A non-GAAP financial measure is defined as a numerical measure of our financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in our consolidated balance sheets and related consolidated statements of operations and cash flows.

Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. A reconciliation of EBITDA with the most directly comparable GAAP measure is included below for the First Quarter 2006, Fourth Quarter 2005 and the First Quarter 2005 along with the components of EBITDA. A reconciliation showing the mathematical combination of our operating results for such periods is also presented below.

About Edgen Corporation

Edgen Corporation is a leading global distributor of specialty steel pipe, pipe components, and high grade structural steel products including sections, plates and tubulars for use in niche applications, primarily in the oil and gas, processing and power generation industries. The products Edgen distributes are highly specialized and are used in environments that require high performance characteristics, such as the ability to withstand highly corrosive or abrasive materials, extremely high or low temperatures, or high-pressure. These products are principally used in maintenance and repair projects as well as expansions of infrastructure and development projects. Edgen operates in 17 locations, including 15 in the United States and two in Canada.

On December 31, 2004, Edgen Acquisition Corporation, a corporation newly formed by Jefferies Capital Partners, entered into a stock purchase agreement with Edgen Corporation and the stockholders of Edgen Corporation to purchase all of the outstanding capital stock of Edgen Corporation from its then existing stockholders (the “Buy-out Transaction”) for an aggregate purchase price of approximately $124.0 million, which included the assumption or repayment of indebtedness of Edgen Corporation but excluded payment of fees and expenses. The acquisition closed on February 1, 2005 and was funded with proceeds to Edgen Acquisition Corporation from the issuance and sale of $105.0 million aggregate principal amount of 9 7/8% Senior Secured Notes due 2011 as well as an equity investment from funds managed by Jefferies Capital Partners and certain members of management of Edgen Corporation.

Simultaneously with the acquisition and the related financing transactions, Edgen Acquisition Corporation was merged with and into Edgen Corporation, which survived the merger. In the table below, “Successor” refers to Edgen Corporation following the merger, and “Predecessor” refers to Edgen Corporation prior to the merger. The Successor conducted no operations from the date of formation of Edgen Acquisition Corporation until the merger on February 1, 2005. As a result of these transactions, the Company has accounted for these transactions in accordance with the Financial Accounting Standards Board’s Statement No. 141, “Business Combinations” which requires fair value purchase accounting as of the acquisition date. Therefore, the financial information set forth in this press release includes combined “predecessor” and “successor” operations for the First Quarter 2005 compared to “successor” operations for the First Quarter 2006 and the Fourth Quarter 2005 which were impacted by purchase accounting.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements relating to the financial results of the Company pending completion of the Company’s purchase price allocation related to acquisitions. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of the Company to differ include, but are not limited to, demand for oil and gas, and refined products, and renewed power generation activity and the impact on demand for our products and the effects of the final purchase price allocation related to acquisitions. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Edgen Corporation, Baton Rouge, LA

David L. Laxton, III, 225-756-9868

EDGEN CORPORATION AND SUBSIDIARIES

STATEMENTS OF OPERATIONS AND SELECT SEGMENT DATA

FIRST QUARTER 2006 (SUCCESSOR), FOURTH QUARTER 2005

(SUCCESSOR) AND FIRST QUARTER 2005 (ONE MONTH PREDECESSOR

AND TWO MONTHS SUCCESSOR) (1)

(DOLLARS IN THOUSANDS)

	(Successor) First Quarter 2006	(Successor) Fourth Quarter 2005	Non-GAAP Combined (Predecessor and Successor) First Quarter 2005
Sales	$89,706	$66,745	$64,840
Cost of sales	72,805	54,360	50,347

	16,901	12,385	14,493
Operating Expenses:
Yard and shop expense	1,282	1,231	1,159
Selling, general and administrative expense	7,147	6,485	18,165
Depreciation and amortization expense	1,187	3,487	284

Total operating expenses	9,616	11,203	19,608

Income from operations	7,285	1,182	(5,115)

Other income (expense)	450	(454)	(43)
Interest expense	(3,736)	(3,212)	(2,268)

Income (loss) from operations before income tax expense	3,999	(2,484)	(7,426)
Income tax expense from operations	1,725	(963)	(906)

Net income (loss)	2,274	(1,521)	(6,520)
Preferred dividend requirement	(459)	(469)	(491)

Net income (loss) applicable to common shareholders	$1,815	$(1,990)	$(7,011)

Segment Sales
Alloy products	$23,937	$18,750	$18,223
Carbon products	65,769	47,995	46,617

Total	$89,706	$66,745	$64,840

Gross Profit
Alloy products	$6,479	$4,914	$5,618
Carbon products	10,422	7,471	8,875

Total	$16,901	$12,385	$14,493

STATEMENTS OF OPERATIONS AND SELECT SEGMENT DATA

FIRST QUARTER 2006 (SUCCESSOR), FOURTH QUARTER 2005

(SUCCESSOR) AND FIRST QUARTER 2005 (ONE MONTH PREDECESSOR

AND TWO MONTHS SUCCESSOR) (1)

(DOLLARS IN THOUSANDS)

	(Successor) First Quarter 2006	(Successor) Fourth Quarter 2005	Non-GAAP Combined (Predecessor and Successor) First Quarter 2005
Segment Operating Profits (Losses)
Alloy products	$3,230	$1,223	$3,191
Carbon products	6,261	2,168	5,676
General Corporate	(2,206)	(2,209)	(13,982)

Total	$7,285	$1,182	$(5,115)

Segment Depreciation and Amortization
Alloy products	$356	1,087	$181
Carbon products	813	2,369	246
General Corporate	323	321	252

Total	$1,492	$3,777	$679

Segment Gross Profit Margins as a Percentage of Segment Sales
Alloy products	27.1%	26.2%	30.8%
Carbon products	15.8%	15.6%	19.0%
Total	18.8%	18.6%	22.4%

Segment Operating Profits (Losses) as a Percentage of Segment Sales
Alloy products	13.5%	6.5%	17.5%
Carbon products	9.5%	4.5%	12.2%
General Corporate	(2.5)%	(3.3)%	(21.6)%
Total	8.1%	1.8%	(7.9)%

EDGEN CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA

FIRST QUARTER 2006 (SUCCESSOR), FOURTH QUARTER 2005

(SUCCESSOR) AND FIRST QUARTER 2005 (ONE MONTH PREDECESSOR

AND TWO MONTHS SUCCESSOR) (1)

(DOLLARS IN THOUSANDS)

	(Successor) First Quarter 2006	(Successor) Fourth Quarter 2005	Non-GAAP Combined (Predecessor and Successor) First Quarter 2005
Net income (loss)	$2,274	$(1,521)	$(6,520)
Income (loss) from discontinued operations, net of income tax expense (benefit)	—	—	—
Income tax expense (benefit) from operations	1,725	(963)	(906)
Interest expense, net	3,736	3,212	2,268
Depreciation and Amortization (2)	1,492	3,777	679

EBITDA(3)	$9,227	$4,505	$(4,479)

(1)	In accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have separated our historical financial results for the Predecessor and the Successor. The separate presentation is required under GAAP in situations when there is a change in accounting basis, which occurred when purchase accounting was applied to the acquisition of the Predecessor. Purchase accounting requires that the historical carrying value of assets acquired and liabilities assumed be adjusted to fair value, which may yield results that are not comparable on a period-to-period basis due to the different, and sometimes higher, cost basis associated with the allocation of the purchase price.

In evaluating our results of operations and financial performance, our management has used combined results for the three months ended March 31, 2005 as a single measurement period. Due to the Buy-out Transaction, we believe that comparisons between the three months ended March 31, 2006 and either the Predecessor’s results for the period from January 1, 2005 to January 31, 2005 or the Successor’s results for the period from February 1, 2005 to March 31, 2005 may impede the ability of users of our financial information to understand our operating and cash flow performance.

Consequently, to facilitate an analysis of our operating results and cash flows, we have presented our operating results and cash flows on a combined basis for the three months ended March 31, 2005. This combined presentation for the three month period ended March 31, 2005 simply represents the mathematical addition of the pre-merger results of operations of the Predecessor for the period from January 1, 2005 to January 31, 2005 and the results of operations of the Successor for the period from February 1, 2005 to March 31, 2005. The Successor conducted no operations from the date of formation of Edgen Acquisition Corporation until the merger on February 1, 2005. We believe the combined presentation provides relevant information for investors. These combined results, however, are not intended to represent what our operating results would have been had the Buy-out Transaction occurred at the beginning of the period.

(2)	Depreciation and amortization expense includes depreciation and amortization related to equipment, machinery and warehouse facilities included in cost of sales on the statement of operations and depreciation and amortization related to other assets not directly related to operations included as a component of operating expenses on the statement of operations.

(3)	We define EBITDA as net income (loss) before income (loss) from discontinued operations, net of income tax expense (benefit), net interest expense, income taxes, and depreciation and amortization. We use EBITDA in the Company’s business operations to, among other things, evaluate the performance of the Company’s operating segments, develop budgets and measure our performance against those budgets, determine employee bonuses, and evaluate our cash flows in terms of cash needs. We find it a useful tool to assist us in evaluating performance and liquidity because it eliminates items related to corporate overhead and capital structure, taxes and other non-cash charges. However, EBITDA, which does not represent operating income or net cash provided by operating activities as those items are defined by GAAP, should not be considered by investors to be an alternative to operating income or cash flow from operations or indicative of whether cash flows will be sufficient to fund our future cash requirements. EBITDA is not a complete net cash flow measure or measure of liquidity because EBITDA does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, make capital expenditures and acquisitions and pay its income taxes. Rather, EBITDA is one potential indicator of an entity’s ability to fund these cash requirements. EBITDA also is not a measure of profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Also, because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.